SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934

Date of Report (Date of earliest event reported):
February 13, 2003

PSYCHIATRIC SOLUTIONS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-20488	23-2491707

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification Number)

113 Seaboard Lane, Suite C-100, Franklin, Tennessee 37067

(Address of principal executive offices)

(615) 312-5700

(Registrant’s telephone number, including area code)

(Former name or former address,
if changed since last report)

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SIGNATURES
Press Release

Item 5. Other

     On February 13, 2003, Psychiatric Solutions, Inc. announced that it has signed a definitive agreement for the purchase of six psychiatric facilities from The Brown Schools, Inc. for $63 million in cash. A copy of a press release dated February 13, 2003 is attached as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

99.1	Press release dated February 13, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PSYCHIATRIC SOLUTIONS, INC.

By:	/s/ Steven T. Davidson

Steven T. Davidson
Vice President

Date: February 13, 2003

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